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                     INFORMATION REQUIRED IN PROXY STATEMENT
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           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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                               Crawford & Company
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                (Name of Registrant as Specified In Its Charter)



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         Shareholders have previously received the proxy materials dated March
24, 2004 for the Annual Meeting of Shareholders (the "Annual Meeting") of Crawford & Company (the "Company") scheduled for Tuesday, April 27, 2004 at 2:00 p.m. at the Company's headquarters, 5620 Glenridge Drive, N.E., Atlanta, Georgia. Subsequent to the date the proxy materials were disseminated, the Company issued a press release announcing the resignation of Grover L. Davis, Chairman and Chief Executive Officer, and the appointment of Marshall G. Long as interim Chief Executive Officer and Jesse C. Crawford as interim Chairman. A copy of the press release appears below. As a result of his resignation, Mr. Davis is not able to stand for re-election to the Board of Directors of the Company. The Board of Directors has elected not to propose a substitute nominee. Accordingly, seven, rather than eight, directors will be elected at the Company's Annual Meeting.

  CRDA    CRDB
  LISTED  LISTED
  NYSE    NYSE


                                                        [CRAWFORD LOGO]
                                                        [PRESS RELEASE]

FOR IMMEDIATE RELEASE                             Date: April 22, 2004
                                                  From: John F. Giblin
                                                        Chief Financial Officer
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         CRAWFORD & COMPANY ANNOUNCES RESIGNATION OF GROVER L. DAVIS AS
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER


Crawford & Company announced today that its board of directors has accepted the resignation of Grover L. Davis as Chairman of the Board and Chief Executive Officer, effective immediately. The board named Marshall G. Long as interim Chief Executive Officer. Mr. Long currently serves as the Executive Vice President of Claims Management Services and has been a member of the Crawford team for over 40 years. The board named Jesse C. Crawford as interim Chairman of the Board.

Mr. Crawford said, "The board has accepted Grover Davis's decision to resign and expresses its gratitude for the many contributions that he has made to Crawford over his 27 years of great service. We wish Grover well in his future endeavors. The board will move quickly to name a new CEO. During this transition period, we will make sure that the company is well positioned for the benefit of customers, investors and employees, both now and for the long term."

Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world's largest independent provider of claims management solutions to insurance companies and self-insured entities, with a global network of more than 700 offices in 67 countries. Major service lines include workers' compensation claims administration and healthcare management services, property and casualty claims management, class action services and risk management information services. The Company's shares are traded on the NYSE under the symbols CRDA and CRDB.

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL JOHN GIBLIN AT
(404) 847-4571.